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                               BT INVESTMENT FUNDS

                                    EXHIBIT D
                                     TO THE
                      ADMINISTRATION AND SERVICES AGREEMENT
                           MADE AS OF OCTOBER 28, 1992
                                     BETWEEN
                  BT INVESTMENT FUNDS AND BANKERS TRUST COMPANY
                       As Last Revised: September 29, 2000

Cash Management Investment.................................................0.55%
Treasury Money Investment..................................................0.55%
Tax Free Money Investment..................................................0.55%
NY Tax Free Money Investment...............................................0.55%
International Equity.......................................................0.85%
Mid Cap
         Investment Class..................................................0.65%
          Institutional Class..............................................0.40%
Lifecycle Long Range.......................................................0.65%
Lifecycle Mid Range........................................................0.65%
Lifecycle Short Range......................................................0.65%
Small Cap..................................................................0.65%
PreservationPlus Income....................................................0.35%
Quantitative Equity
         Investment Class..................................................0.30%
         Institutional Class...............................................0.15%
Global Equity..............................................................0.85%
Communications
         Investment Class..................................................0.65%
         Institutional Class...............................................0.40%